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                                                                   EXHIBIT 3.4


                                    BY-LAWS

                                       OF

                  CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                             A COLORADO CORPORATION

                  (REVISED AND AMENDED AS OF AUGUST 22, 1997)

                                   ARTICLE I

                                    OFFICES

       Section 1. The registered office shall be located in the City of Denver, State of Colorado until otherwise established by a vote of a majority of the board of directors in office, and a statement of such change is filed in the manner provided by statute.

       Section 2. The Corporation may also have offices at such other places both within and without the State of Colorado as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                        ANNUAL MEETINGS OF SHAREHOLDERS

       Section 1. All meetings of shareholders for the election of directors shall be held at such place either within or without the State of Colorado as may be fixed from time to time by the board of directors and stated in the notice of the meeting.

       Section 2. The board of directors shall fix the date and time of the annual meeting of the shareholders, and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. Failure to hold an annual meeting as required by these by-laws shall not invalidate any action taken by the board of directors or officers of the Corporation.

       Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote on any issue proposed at such meeting.
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                                  ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

       Section 1. Special meetings of shareholders for any purpose may be held at such time and other place within or without the State of Colorado as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

       Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than 10 percent of all the shares entitled to vote on any issue proposed at the meeting.

       Section 3. Written notice or printed notice of the special meeting stating the place, day and hour of the meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote on any issue proposed at such meeting.

       Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

       Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

       Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

       Section 3. Each outstanding shares of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact.





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       Section 4.  Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE V

                                   DIRECTORS

       Section 1. The business of the Corporation shall be managed under the direction of the board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders. None of the directors need be shareholders of the Corporation, but each director shall be at least eighteen years of age.

       Section 2. The board of directors shall consist of such number of directors, not less than 3 nor more than 15, as may be determined from time to time by resolution adopted by a vote of at least three-quarters of the entire board of directors. The board of directors shall be divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is 1/3 the extra director shall be a member of Class III and if the fraction is 2/3 one of the extra directors shall be a member of Class III and the other shall be a member of Class II. After the initial division of the board of directors into classes, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected and until such director's successor shall have been elected and qualified, except in the event of death, resignation or removal. The three initial classes of directors shall be comprised as follows:

              (1) Class I shall be comprised of directors who shall serve until the annual meeting of shareholders in 1998 and until their successors shall have been elected and qualified.

              (2) Class II shall be comprised of directors who shall serve until the annual meeting of shareholders in 1999 and until their successors shall have been elected and qualified.

              (3) Class III shall be comprised of directors who shall serve until the annual meeting of shareholders in 2000 and until their successors shall have been elected and qualified.

       Section 3. Vacancies and newly created directorships resulting from any increase in the





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authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election of the class for which such director shall have been elected and until a successor is duly elected and qualified, except in the event of death, resignation or removal. The newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the board of directors to such class or classes as shall, as far as possible, bring the number of directors in the respective classes into the formula in Section 2 of this Article V, as applied to the new authorized number of directors. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

       Section 4. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Colorado, at such place or places as they may from time to time determine.

       Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

       Section 6. So long as Innovest Holdings, Ltd. ("Innovest") is a holder of the Corporation's Common Shares, the Corporation shall take the necessary steps to ensure that, an Innovest's option, two designees of Innovest shall (i) be nominated to the Board of Directors of the Corporation or, in the alternative (ii) have the right to be present and attend all meeting of the Board of Directors of the Corporation.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

       Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Colorado.

       Section 2. The board of directors may, by resolution, establish dates, times and places for regular meetings, which may thereafter be held without further notice. Special meetings may be called by the President or by any director and shall be held at the principal office of the Corporation unless another place is consented to by a majority of the directors.

       Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

       Section 4. Special meetings of the board of directors may be called by the president or





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any director  on at least twenty four (24) hours notice to each director before the time of the meeting, stating the date, time, and place of the meeting. Notice may be given orally to the director, personally or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, or
private carrier.   Notice shall be effective at the earliest of the time it is received; five days after it is deposited in the United States mail, properly addressed to the last known address for the director shown on the records of the Corporation, first class postage prepaid; or the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to which the notice is addressed.

       Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

       Section 6. A majority of the entire board of directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                  ARTICLE VII

                                   COMMITTEES

       The board of directors, by resolution adopted by a majority of the full board, may designate from its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall consist of one or more directors and have such authority as may be specified by the board of directors subject to the provisions of Section 7-109-106 of the Colorado Business Corporation Act. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent specified otherwise by the board of directors, any such committee shall be governed by the procedural provisions of these by-laws that govern the operation of the full board of directors, including with respect to notice and quorum.





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                                  ARTICLE VIII

                                    NOTICES

       Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall be given in writing, by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given orally to the director, personally or by telephone or other wire or wireless communication or in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, or private carrier.

       Section 2. Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

                                    GENERAL

       Section 1. The officers of the Corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

       Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

       Section 3. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

       Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.





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                                 THE PRESIDENT

       Section 5. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

       Section 6. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

                              THE VICE PRESIDENTS

       Section 7. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

       Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the secretary or by the signature of such assistant secretary.
The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the signature of such officer.

       Section 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.





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                     THE TREASURER AND ASSISTANT TREASURERS

       Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

       Section 11. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all the transactions performed as treasurer and of the financial condition of the Corporation.

       Section 12. If required by the board of directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal of the treasurer from office, of all books, papers, vouchers, money and other property of whatever kind in the possession of the treasurer or under the control of the treasurer belonging to the Corporation.

       Section 13. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE X

                                     SHARES

                       CERTIFICATES AND LOST CERTIFICATES

       Section 1. The shares of the Corporation shall be represented by certificates signed by the chairman or vice chairman of the board of directors or by the president or a vice-president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

       Section 2. When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of





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the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

       Section 3. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer at the date of its issue.

       Section 4. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                              TRANSFERS OF SHARES

       Section 5. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied or proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

                     CLOSING OF TRANSFER BOOKS; RECORD DATE

       Section 6. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors





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declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                            REGISTERED SHAREHOLDERS

       Section 7. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Colorado.

                              LIST OF SHAREHOLDERS

       Section 8. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                                   ARTICLE XI

                                INDEMNIFICATION

                                  DEFINITIONS

       Section 1. For purposes of this Article XI, the following terms shall have the meanings set forth below:

       (a) "Corporation" includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

       (b) "Director" means any individual who is or was a director of the Corporation and an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, associate, employee, or fiduciary, manager,





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member, partner, trustee or agent of another foreign or domestic corporation or other person or of an employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in, or beneficiaries of, the plan. The term "director" includes, unless the context requires otherwise, the estate or personal representative of a director.

       (c)    "Expenses" includes counsel fees.

       (d) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses.

       (e) "Official capacity" means, when used with respect to a director, the office of director in the Corporation and, when used with respect to a person other than a director, the office in the Corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the Corporation. "Official capacity" does not include service for any other domestic or foreign Corporation or other person or employee benefit plan.

       (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

       (g) "Proceeding" means any threatened, pending or completed action, suit or proceeding, or any appeal therein, whether civil, criminal, administrative, or investigative, and whether formal or informal.

                              NATURE OF INDEMNITY

       Section 2. The Corporation shall indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

       (a)  The person conducted himself or herself in good faith; and

       (b)  The person reasonably believed:

       (1) In the case of conduct in an official capacity with the Corporation, that his or her conduct was in the Corporation's best interests; and

       (2) In all other cases, that his or her conduct was at least not opposed to the Corporation's best interests; and

       (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.





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       Section 3.   A director's conduct with respect to an employee benefit
plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the
requirement of Section 2(b)(2).   A director's conduct with respect to an
employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirement of Section 2(a).

       Section 4. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Sections 2 or 3 of this Article.

       Section 5.  The Corporation may not indemnify a director:

       (a) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

       (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

       Section 6.  Indemnification permitted under Sections 2 or 3 of this
Article in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

                           MANDATORY INDEMNIFICATION

       Section 7. The Corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

                          ADVANCE PAYMENT OF EXPENSES

       Section 8. The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

       (a) The director furnishes the Corporation a written affirmation of the director's good-faith belief that he or she has met the standard of conduct described in Sections 2, 3, or 4 of this Article;





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       (b)  The director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

       (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

       Section 9. The undertaking required by Section 8(b) shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

       Section 10. Determinations and authorizations of payments under Section 8 shall be made in the manner specified in Section 12.

                         COURT-ORDERED INDEMNIFICATION

       Section 11. A director who is a party or was party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

       (a) If the court determines that the director is entitled to mandatory indemnification under Section 7, the court shall order indemnification, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

       (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 2 or was adjudged liable in the circumstances described in Section 5, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Section 5 is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

                  DETERMINATION THAT INDEMNIFICATION IS PROPER

       Section 12. The Corporation may not indemnify a director under Section 2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible under the circumstances because the director has met the standard of conduct set forth in Section 2. The Corporation shall not advance expenses to a director under Section 8 unless authorized in the specific case after the written affirmation and undertakings required by Sections 8(a) and 8(b) are received and the determination required by Section 8(c) has been made.





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       Section 13.  The determination required by Section 12 shall be made:

       (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

       (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

       Section 14. If the quorum cannot be obtained as contemplated in Section 13(a), and a committee cannot be established under Section 13(b), if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by Section 12 shall be made:

       (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in Section 13(a) or 13(b), or, if a quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

       (b)  By the shareholders.

       Section 15. Authorization of indemnification and advancement of expenses shall be made in the same manner as the determination that indemnification or advancement of expenses is permissible; except that, if the determination that indemnification or advancement of expenses is permissible is made by independent legal counsel, authorization of indemnification and advancement of expenses shall be made by the body that selected such counsel.

         INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS

       Section 16. The Corporation shall indemnify and advance expenses to an officer of the Corporation to the same extent as to a director.

       Section 17. The Corporation may indemnify and advance expenses to an employee, fiduciary, or agent of the Corporation to the same extent as to an officer or director.

       Section 18. The Corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than is provided in these by-laws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or shareholders or by contract.





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
              SURVIVAL; PRESERVATION OF OTHER RIGHTS; SEVERABILITY

       Section 19. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Colorado Business Corporation Act are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

              The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       Section 20. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys, fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article XI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   INSURANCE

       Section 21. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign Corporation or other person or of an employee benefit plan, against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have the power to indemnify the person against the same liability under this
Article XI. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of the State of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has equity or any other interest, through stock ownership or otherwise.





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
             NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR

       Section 22. If the Corporation indemnifies or advances expenses to a director under this Article XI in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next meeting of shareholders. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.


                                  ARTICLE XII

                               GENERAL PROVISIONS

                                   DIVIDENDS

       Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

       Section 2. Before payment of any dividend, there may be set aside from any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

       Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

       Section 4. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

                                      SEAL

       Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Colorado". The seal may be used





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by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   AMENDMENTS

       Section 6. Subject to the provisions of the articles of incorporation relating thereto and except as otherwise set forth in these by-laws, these by-laws may be altered, amended or repealed (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. The board of directors shall not make or alter any by-law specifying a fixed number of directors or the maximum or minimum number of directors and the directors shall not change a fixed board to a variable board or vice versa in the by-laws. The board of directors shall not change a by-law, if any, which requires a larger proportion of the vote of directors for approval than is required by the Colorado Business Corporation Act.





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